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Dirks & Company, Inc.
Nolan Securities Corporation
520 Madison Avenue
10th Floor
New York, NY 10022

Ladies and Gentlemen:

         In order to induce Dirks & Company, Inc. and Nolan Securities Corporation (the "Representatives") and CallNOW.com, Inc. (together with its predecessors, successors and assigns, the "Company") to enter into an underwriting agreement with respect to the public offering of the Company's units, each unit consisting of one share of common stock and one redeemable common stock purchase warrant, the undersigned hereby agrees that for a period of 180 days following the effective date of the Company's Registration Statement for the subject public offering (the "Lock-up Period"), he, she or it will not, without the prior written consent of the Representatives, directly or indirectly, issue, offer, agree or offer to sell, sell, grant an option for the purchase or sale of, transfer, pledge, assign, hypothecate, distribute or otherwise encumber or dispose of (whether pursuant to Rule 144 of the General Rules and Regulations under the Securities Act of 1933, as amended, or otherwise) any shares of common stock of the Company or options, rights, warrants or other securities convertible into, exchangeable or exercisable for or evidencing any right to purchase or subscribe for shares of common stock (whether or not beneficially owned by the undersigned), or any beneficial interest therein (collectively, the "Securities").

         The undersigned hereby further that for a period of twelve (12) months following the effective date of the Company's Registration Statement for the subject public offering, he, she or it will make any sale of Securities owned by them through the Representatives.

         In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of legends and/or stop-transfer orders with the transfer agent of the Company's securities with respect to any of the Securities registered in the name of the undersigned or beneficially owned by the undersigned.

Dated:  __________________, 2000



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